UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 11, 2015

HERCULES OFFSHORE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37623	56-2542838
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9 Greenway Plaza, Suite 2200 Houston, Texas	77046
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (713) 350-5100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Â	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Â	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Â	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Â	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers

(e) On December 11, 2015, the Board of Directors of Hercules Offshore, Inc. adopted the Hercules Offshore, Inc. 2015 Long-Term Incentive Plan (the “2015 LTIP”) substantially as filed September 21, 2015 with the United States Bankruptcy Court for the District of Delaware. Subject to adjustment in accordance with the 2015 LTIP, 2,000,000 shares of our common stock will be available for issuance pursuant to awards under the 2015 LTIP. Following is a summary of the material terms of the 2015 LTIP.
Shares of common stock under the LTIP are subject to adjustment in the event of certain transactions or changes in our corporate structure. Common stock subject to an award that expires or is canceled, forfeited, exchanged, settled in cash or otherwise terminated will again be available for delivery in connection with awards under the 2015 LTIP. In addition, subject to applicable NASDAQ listing requirements, awards granted under the 2015 LTIP upon the assumption of, or in substitution for, outstanding equity awards previously granted by an entity acquired by or combined with the Company or any of its subsidiaries (referred to in the 2015 LTIP as “substitute awards”) will not reduce the number of shares of our common stock reserved for issuance under the 2015 LTIP.
Administration. The 2015 LTIP will be administered by a committee of our board of directors consisting of at least two outside directors, which is referred to herein as the “committee,” except in the event our board of directors chooses to administer the 2015 LTIP. Subject to the terms and conditions of the 2015 LTIP, the committee has broad discretion to administer the 2015 LTIP, including the power to determine the employees and directors to whom awards will be granted, to determine the effect of termination of employment, or the service relationship with the company, of a participant on the award, to determine the type of awards to be granted and the number of shares to be subject to awards and the terms and conditions of awards, to determine and interpret the terms and provisions of each award agreement, to accelerate the vesting or exercise of any award and to make all other determinations and to take all other actions necessary or advisable for the administration of the 2015 LTIP.
Share Limits. Subject to adjustment in accordance with the 2015 LTIP, 2,000,000 shares of our common stock are reserved for issuance pursuant to awards under the 2015 LTIP. In addition, no more than 800,000 shares may be issued pursuant to incentive stock options; no more than 1,000,000 shares may be subject to performance-based stock options and stock appreciation rights granted to any single participant during any 12-month period; no more than 800,000 shares may be subject to any other performance-based awards granted to any single participant during any 12-month period; no more than $10,000,000 may be paid in cash to any single participant during any 12-month period with respect to performance-based awards payable in cash; and the maximum aggregate grant date fair value of awards granted to a non-employee director during any calendar year is $300,000  (or $600,000  in the first year).
Eligibility. The committee will determine the employees, consultants and members of our board of directors who are eligible to receive awards under the 2015 LTIP. As of December 11, 2015, we had approximately 91 employees, no consultants and six outside directors that would be eligible to receive awards under the 2015 LTIP.
Stock Options. The committee may grant incentive stock options and options that do not qualify as incentive stock options, except that incentive stock options may only be granted to persons who are our employees or employees of one of our subsidiaries in accordance with Section 422 of the Code. Except as provided below with respect to substitute awards, the exercise price of a stock option cannot be less than 100% of the fair market value of a share of our common stock on the date on which the option is granted and the option must not be exercisable more than ten years after the date of grant. In the case of an incentive stock option granted to an individual who owns (or is deemed to own) at least 10% of the total combined voting power of all classes of our capital stock, the exercise price of the stock option must be at least 110% of the fair market value of a share of our common stock on the date of grant and the option must not be exercisable more than five years from the date of grant.
Stock Appreciation Rights. Stock appreciation rights, or SARs, may be granted in connection with, or independent of, a stock option. A SAR is the right to receive an amount equal to the excess of the fair market value of one share of our common stock on the date of exercise over the grant price of the SAR. SARs are exercisable on such terms as the committee determines. The term of a SAR will be for a period determined by the committee but will not exceed ten years. SARs may be paid in cash, common stock or a combination of cash and common stock, as determined by the committee and set forth in the relevant award agreement.

Restricted Stock. Restricted stock is a grant of shares of common stock subject to a substantial risk of forfeiture, restrictions on transferability and any other restrictions determined by the committee. The effect of termination of a participant’s employment or service relationship will be specified in the award agreement. Common stock distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, may be subject to the same restrictions and risk of forfeiture as the restricted stock with respect to which the distribution was made.
Restricted Stock Units. Restricted stock units are rights to receive cash, common stock or a combination of cash and common stock at the end of a specified period. Restricted stock units may be subject to restrictions, including a risk of forfeiture, as determined by the committee. The effect of termination of a participant’s employment or service relationship will be specified in the award agreement. The committee may, in its sole discretion, grant dividend equivalents with respect to restricted stock units.
Substitute Awards. Individuals who become eligible to participate in the 2015 LTIP following a merger, consolidation or other acquisition by the Company may be entitled to receive substitute awards in exchange for similar awards that they may have held prior to the applicable merger, consolidation or other acquisition. If the substitute award is in the form of a stock option or SAR, these awards may be granted with an exercise price that is less than the fair market value per share on the replacement date, to the extent necessary to preserve the value of the original award.
Other Awards. Subject to limitations under applicable law and the terms of the 2015 LTIP, the committee may grant other awards related to our common stock. Such awards may include, without limitation, common stock awarded as a bonus, dividend equivalents, convertible or exchangeable debt securities, other rights convertible or exchangeable into common stock, purchase rights for common stock, awards with value and payment contingent upon our performance or any other factors designated by the committee, and awards valued by reference to the book value of our common stock or the value of securities of, or the performance of, specified subsidiaries. The committee determines the terms and conditions of all such awards. Cash awards may be granted as an element of, or a supplement to, any awards permitted under the 2015 LTIP. Awards may also be granted in lieu of obligations to pay cash or deliver other property under the 2015 LTIP or under other plans or compensatory arrangements, subject to any applicable provision under Section 16 of the Securities Exchange Act of 1934.
Performance Awards. The 2015 LTIP also permits the committee to designate certain awards as performance awards. Performance awards represent awards with respect to which a participant’s right to receive cash, shares of our common stock, or a combination of both, is contingent upon the attainment of one or more specified performance measures within a specified period. The committee determines the applicable performance period, the performance goals and such other conditions that apply to each performance award. If the committee determines that a participant is a covered employee under Section 162(m) and the contemplated award is intended to qualify as “performance-based compensation” under Section 162(m), then the grant, exercise and/or settlement of such award will be contingent upon the achievement of one or more pre-established performance goals based on one or more of the business criteria set forth below.
Consistent with certain provisions of Section 162(m), the business criteria on which performance goals may be based must be provided for in the 2015 LTIP and approved by our stockholders. However, even if stockholders approve the business criteria set forth below and the other Performance Goal Terms for purposes of the “performance-based compensation” exception, the committee may decide to pay compensation that is not “performance-based compensation” under Section 162(m) and that is not deductible by reason thereof. With respect to awards intended to constitute “performance-based compensation,” performance goals will be designed to be objective, “substantially uncertain” of achievement at the date of grant and will otherwise meet the requirements of Section 162(m). Performance goals may vary among participants or among awards to the same participant. Performance goals will be established not later than 90 days after the beginning of any performance period applicable to such awards, or at such other date as may be required or permitted for “performance-based compensation” under Section 162(m).
One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries, divisions, businesses or geographical units of the company (except with respect to stock price and earnings per share criteria), will be used by the committee in establishing performance goals: (1) basic or diluted earnings per share (before or after taxes); (2) revenue measures (including, without limitation, gross revenue, net revenue and net revenue growth); (3) capital expenditures or maintenance capital expenditures; (4) profitability measures (including, without limitation, gross profit and operating profit); (5) cash flow (including, without limitation, cash flow from operations, free cash flow and cash flow return on capital); (6) return on cash flow, assets, net assets, investment, invested capital, equity or sales; (7) rate of realization on stock repurchases; (8) economic value added or other value added measurements; (9) margins (including, without limitation, operating margin, contribution margin, gross margin, pre-tax income margin and net margin); (10) net income or net income per share; (11) earnings before or after, or any combination of, interest, taxes, depreciation, depletion or amortization; (12) total stockholder return; (13) dividend growth rate; (14) debt reduction, debt management or average cost of debt; (15) balance sheet management; (16) employee attrition rate or employee retention rate; (17) market share; (18) stock performance; (19) credit metrics; (20) interest coverage ratio; (21) cost or expense measures (including, without limitation, selling, general & administrative expenses); (22) operational measures (including, without limitation, environmental compliance, safety and accident rates); (23) fleet age; (24) average daily operating expense; (25) acquisition cost efficiency; (26) average day rates;

(27) third-party capital sourcing; (28) fleet size and growth; (29) fleet valuation; (30) operational downtime; (31) rig or liftboat utilization, margin or revenue; (32) closing of transactions; (33) marketed or available days; (34) operating days; (35) incidents of noncompliance; (36) shipyard or repair time; (37) shipyard or repair cost; (38) operating efficiency; (39) net working capital as a percentage of revenue; (40) days sales outstanding or days payables outstanding; (41) cash income taxes paid; (42) effective income tax rate; and (43) any of the above goals determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of comparable companies.
Change in Control. Subject to the terms of the applicable award agreement, upon a “change in control” (as defined in the 2015 LTIP), the committee may, in its discretion, (i) accelerate the time of exercisability of an award, (ii) require awards to be surrendered in exchange for a cash payment or (iii) make other adjustments to awards as the committee deems appropriate to reflect the applicable transaction or event.
Amendment and Termination. No awards may be granted under the 2015 LTIP on or after November 6, 2025. Our board of directors may amend or terminate the 2015 LTIP at any time, subject to any requirement of stockholder approval required by applicable law, rules or regulations. The committee may generally amend the terms of any outstanding award under the 2015 LTIP at any time. However, no action may be taken by our board of directors or the committee under the 2015 LTIP that would materially and adversely affect the rights of a participant under a previously granted award without the affected participant’s consent.

The description of the 2015 LTIP set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the 2015 LTIP, which is filed as Exhibit 10.1 hereto.

Item 5.03    Amendments to Articles of Incorporation or Bylaws

Exhibit 3.2 filed with the Form 8-A of Hercules Offshore, Inc. (the “Company”) on November 6, 2015 and incorporated by reference to Item 5.03 of Form 8-K filed with the Securities and Exchange Commission on the same date, are each revised solely to reflect a typographical correction in Section 4 of Article III of the Second Amended and Restated Bylaws.  The Second Amended and Restated Bylaws are attached as Exhibit 3.1 to this report and is incorporated by reference herein, to correctly state that the ownership threshold for stockholders to nominate directors is five percent of the outstanding shares of the Company’s common stock.

Item 7.01    Regulation FD Disclosure
Fleet Status

On December 17, 2015, Hercules Offshore, Inc. (the "Company") posted on its website at www.herculesoffshore.com a report entitled “Hercules Offshore Fleet Status Report” (the “Fleet Status Report”). The Fleet Status Report includes the Hercules Offshore Rig Fleet Status (as of December 17, 2015), which contains information for each of the Company’s drilling rigs, including contract dayrate and duration. The Fleet Status Report also includes the Hercules Offshore Liftboat Fleet Status Report, which contains information by liftboat class for the period of November 7, 2015 through November 30, 2015, including revenue per day and operating days. The Fleet Status Report can be found under the Investor Relations portion of the Company's website.

The information and statements made in the Fleet Status Report that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include statements concerning estimated contract expiration dates, dayrates, estimated dates for completion of repairs and upgrades and commencement dates of new contracts, as well as information that may be affected by delays in obtaining drilling permits in the Gulf of Mexico. Such statements are subject to a number of risks, uncertainties and assumptions, including without limitation, early termination or re-negotiation by the customer pursuant to the contract or otherwise, cancellation or completion of certain contracts earlier than expected, our ability to renew or extend contracts, or enter into new contracts, when such contracts expire, the potential inability of our customers to obtain drilling permits that would cover the entire duration of our contracts in the U.S. Gulf of Mexico or otherwise satisfy regulatory requirements that may be then in effect, operational difficulties, shipyard, immigration and other delays, government and regulatory actions and other factors described in the Company’s annual report on Form 10-K and its most recent periodic reports and other documents filed with the Securities and Exchange Commission, which are available free of charge at the SEC’s website at www.sec.gov or the company’s website at

www.herculesoffshore.com. The Company cautions you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
3.1	Second Amended and Restated By-Laws of Hercules Offshore, Inc.
10.1	Hercules Offshore, Inc. 2015 Long-Term Incentive Plan

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERCULES OFFSHORE, INC.

Date: December 17, 2015	By:	/s/ Beau M. Thompson
Beau M. Thompson
Senior Vice President,
General Counsel and Secretary

Exhibit Index

Exhibit Number	Description
3.1	Second Amended and Restated By-Laws of Hercules Offshore, Inc.
10.1	Hercules Offshore, Inc. 2015 Long-Term Incentive Plan